Exhibit 99.1

Calyxt Reports Third Quarter 2022 Financial Results and Provides Corporate Update

—Successfully produced squalene, an important ingredient for personal care products and vaccine adjuvants—

—Continued to progress customer acquisition activities, including evaluating an incremental 37 customer chemistries for development using PlantSpringTM and BioFactoryTM technologies—

—Signed agreement with Evologic Technologies to further develop and scale production of its Plant Cell Matrix™ technology platform—

—Continuing board-level evaluation of a full range of potential strategic alternatives to maximize shareholder value—

—Selected for membership to BioMADE, a Department of Defense-sponsored initiative that brings together industrial, academic and non-profit entities to advance US bioindustrial manufacturing—

—Management to host conference call and webcast today at 4:30 p.m. ET—

Roseville, MN – November 3, 2022 – Calyxt, Inc. (Nasdaq: CLXT), a plant-based synthetic biology company, today announced operating and financial results for its third quarter ended September 30, 2022.

“Last month, we announced we had made substantial technical progress by successfully using a Calyxt-engineered Plant Cell Matrix to produce squalene. This is a desired ingredient for many cosmetics products and also serves as critical vaccine adjuvant. This milestone is another validation of the promise of our platform to engineer plant metabolism to produce innovative high value chemistries for use in our customers’ materials and products across the end markets of cosmeceuticals, nutraceuticals, and pharmaceuticals,” said Michael A. Carr, President and Chief Executive Officer at Calyxt. “Further, in the third quarter, we continued to progress our customer acquisition activities and evaluated 37 additional customer demand driven chemistries for development and production. These achievements, which come despite unprecedented headwinds in the capital markets and macro economy and resulting liquidity challenges for the Company, reflect our determination to drive our business forward and realize value for our shareholders, while continuing to carefully manage operating expenses.”

Mr. Carr added: “In addition, we signed an agreement with Evologic Technologies, our first global infrastructure partner, which enables us to power our speed-to-scale strategy and supports our ability to meet the growing interest in high-quality sustainable ingredients across the cosmeceutical, nutraceutical, and pharmaceutical markets. With our new pilot program initiated, our first infrastructure partner on board, and additional discussions ongoing, we are encouraged by the increasing traction of our business. We also were selected for membership in BioMADE, a Department of Defense-sponsored manufacturing innovation initiative, which will give us access to a network of industrial and academic entities focused on advancing bioindustrial manufacturing and will enable us to apply for government grants to progress research in plant-based food security. In all, these accomplishments made for a highly productive quarter notwithstanding current capital constraints.”

Key accomplishments in the third quarter of 2022, and through the date of this press release, include the following:

Chemistries under Development for Potential Customers

•

On October 25, 2022, Calyxt announced that using a Calyxt-engineered Plant Cell MatrixTM biomass, it has successfully produced squalene, an important ingredient in many personal care products and vaccine adjuvants, including several strands of flu and COVID-19 vaccines. Traditionally sourced from shark liver, many companies who require the ingredient for their products have already begun to seek out alternative squalene sources that represent a more sustainable path forward. With the increasing demand for natural ingredients in cosmetics along with the urgency to develop more vaccines that are effective at boosting our immune response, the global squalene market represents a significant and growing market opportunity.

•

In the third quarter, Calyxt received 37 new chemistries from potential customers for evaluation, bringing the total number of chemistries cumulatively evaluated for development with PlantSpring for production in its BioFactory to 132. Of the 132 chemistries, 43 have met Calyxt’s target product profile, or TPP, criteria and, subject to prioritization in light of available resources, are subject to further evaluation and discussion with the potential customers. Additionally, the evaluated chemistries include several that were identified by potential customers as having been unsuccessfully attempted by others in the synthetic biology industry.

Current Customer Projects Under Development are on Track

•

Calyxt continued to progress the pilot project for a major consumer packaged goods company with delivery of the plant-based chemistry expected in early 2023. This delivery has the potential to lead to a development agreement for this and potentially other chemistries.

•

Calyxt continued to progress the development of its soybean-based palm oil alternative plant trait, and it expects to achieve the first $100 thousand milestone payment as early as the fourth quarter of 2022, with the overall project scheduled for completion in the first quarter of 2024, at which time the second milestone payment of $100 thousand would be due.

Signed Agreement with First Global Infrastructure Partner to Enable Growth and Scale of Calyxt’s Proprietary Technology

•

On October 6, 2022, Calyxt announced that it signed an agreement with its first manufacturing partner, Evologic Technologies GmbH (Evologic), to further develop and scale Calyxt’s proprietary Plant Cell Matrix™ (PCM™) technology platform. The agreement supports the continued build-out of Calyxt’s plant-based synthetic biology capabilities. Evologic’s contract development and manufacturing services, based on its proprietary bioprocess platform and technology, support companies delivering unique and sustainable bioproducts. Under the terms of the agreement, Evologic will work alongside Calyxt to grow and scale Calyxt’s proprietary PCM™ technology. Specifically, Evologic will advance the manufacturing of PCM™-derived compounds and establish proof of concept for the subsequent scaling of multiple PCMs simultaneously for commercial production. Calyxt anticipates sending a PCM that will produce squalene to Evologic for scaling in the fourth quarter of 2022.

Evaluation of Strategic and Financing Alternatives

•

On September 22, 2022, Calyxt announced that its Board of Directors is evaluating a full range of potential strategic alternatives and that it had engaged Canaccord Genuity as an advisor. The evaluation of these alternatives as well as the engagement of Canaccord Genuity demonstrates Calyxt’s management and Board of Directors’ commitment to maximize shareholder value.

•

While Calyxt continues to actively assess market conditions and to pursue potential financing alternatives to fund its operations, in light of Calyxt’s current liquidity challenges and market headwinds, management has implemented cost reduction and other cash-focused measures to manage liquidity and prioritize capital resources.

Gained Membership Inclusion to BioMADE

•

On November 1, Calyxt announced that had it had been selected for membership in BioMADE, a Department of Defense-sponsored manufacturing innovation initiative. As a result, Calyxt joins a network of industry, academic, not-for-profit and United States government members dedicated to innovating and growing the bioeconomy. Membership also enables Calyxt to apply for government grants to advance research in plant-based biomanufacturing.

Additional Updates

•

In early November 2022, Calyxt reached a settlement with one of its technology vendors regarding alleged intellectual property infringement. As a result of the settlement, Calyxt will receive $750,000 upon execution of an amended master services agreement (MSA) and another $750,000 by January 31, 2023. The execution of the MSA is anticipated to occur in the fourth quarter of 2022.

Financial Results for the Three Months Ended September 30, 2022

•	Cash, cash equivalents, and restricted cash totaled $7.2 million as of September 30, 2022.

•

Revenue was nominal in the third quarter of 2022 compared to $7.8 million in the third quarter of 2021. The decrease in revenue was driven by the late 2021 completion of the wind-down of the Company’s soybean product line. Revenue in the third quarter of 2022 was primarily associated with the Company’s agreement with a food ingredient manufacturer to develop a palm oil alternative.

•	Total operating expenses were $6.2 million in the third quarter of 2022 compared to $6.4 million in the third quarter of 2021. The decrease was driven by lower operating expenses in the third quarter of 2022.

•

Net loss was $6.0 million in the third quarter of 2022 compared to $7.3 million in the third quarter of 2021. The improvement in net loss was driven by the late 2021 completion of the wind-down of the Company’s soybean product line, lower operating expenses, a decrease in interest, net resulting from the adoption of the lease accounting standard which shifted amounts previously reported in interest, net to operating expenses, and non-operating income (expenses) including the mark-to-market of the Common Warrants derivative liability, which declined in value due to a decline in stock price in 2022. Net loss per share was $0.13 in the third quarter of 2022 compared to $0.20 in the third quarter of 2021. The improvement in net loss per share was driven by the improvement in net loss and a year-over-year increase in weighted average shares outstanding.

•

Adjusted net loss was $6.2 million in the third quarter of 2022 compared to $9.1 million in the third quarter of 2021. The improvement in adjusted net loss was driven by the completion of the wind-down of the soybean product line in late 2021. Adjusted net loss per share was $0.13 in the third quarter of 2022 compared to $0.24 in the third quarter of 2021. The improvement in adjusted net loss per share was driven by the improvement in adjusted net loss and a year-over-year increase in weighted average shares outstanding.

•

On October 3, 2022, Calyxt entered into an amendment to its Open Market Sale Agreement with Jefferies that enables it, subject to a maximum sale of up to one-third of Calyxt’s public float in any twelve month period, to offer and sell up to 15,661,000 shares of its common stock. From that date to the date of this release, Calyxt issued 2.0 million shares of its common stock, raising $0.1 million, net of offering fees and expenses. As a result of the issuance of these shares, Cellectis, S. A., once Calyxt’s majority shareholder, now has an ownership percentage of 49.1 percent.

“We continue to be focused on the effective and prudent use of our cash resources and we have reduced costs while executing on near term milestones. In the third quarter of 2022 we achieved the lowest burn rate the Company has seen in recent years,” said Bill Koschak, Chief Financial Officer at Calyxt. “Our cash burn in the third quarter of 2022 was $4.7 million, $1.2 million less than the second quarter of 2022. The results of our cost saving efforts, which are ongoing and include discretionary actions in management’s control, and the legal settlement have provided cash runway into the second quarter of 2023. Calyxt is also exploring its ability to pursue certain U.S. government grant programs that were previously unavailable to us because of Cellectis’ majority ownership.”

Third Quarter 2022 Results Conference Call

Calyxt’s President and Chief Executive Officer, Michael A. Carr, and Chief Financial Officer, Bill Koschak, will host a conference call discussing Calyxt’s results for the third quarter of 2022 and provide a business update. The conference call will be webcast and accessible via the investor relations section of Calyxt’s website at www.calyxt.com.

To access the call, please use the following information:

Date:	Thursday, November 3, 2022
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll Free dial-in number:	+1-888-317-6003
Toll/International dial-in number:	+1-412-317-6061
Conference ID:	10170876

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. The conference call will also be broadcast live and available for replay via the investor relations section of the company’s website at www.calyxt.com.

A replay of the conference call and webcast will be available for 30 days following the event.

About the PlantSpring™ Technology Platform and BioFactory™ Production System

Calyxt’s technology platform, PlantSpring, is founded on the Company’s more than a decade of experience engineering plant metabolism, and incorporates its scientific knowledge, its proprietary systems, tools, and technologies; and an expanding set of related capabilities. In PlantSpring, the Company identifies metabolic pathways to produce plant-based chemistries, designs strategies to reprogram host cells, engineers plant cell metabolism to optimally produce targeted compounds, and produces those targeted compounds at laboratory scale. The Company has implemented AIML capabilities for the identification of targets for editing specific genetic pathways and continues to develop AIML capabilities across the PlantSpring platform, which will enable learning and adaptation of knowledge gained from past activity and are expected to be combined with predictive analytics to rapidly prototype and provide feedback, accelerate the time to complete the development cycle and help mitigate the risk associated with commercial scale-up. As a result, Calyxt believes it can develop biomolecules in plants for customers at both a greater breadth and level of complexity and at faster speeds than its competitors in the synthetic biology industry. The output from the PlantSpring platform integrates with the Company’s BioFactory production system. The Company uses the term “compounds” to describe compounds, molecules, and plant-based chemistries interchangeably.

The BioFactory is a bioreactor-based production system that is designed to be capable of continuous production of plant-based chemistries. The bioreactor can be of any size depending upon factors including yield and titer necessary to reach the required commercial scale. For production, multicellular Plant Cell Matrix™ (PCM™) structures are placed inside the bioreactor, and growth media bathes the PCM structures to provide them with nutrition, which differentiates the Company’s process from other methods that require complete submersion of cells in growth media and/or the application of hormones to facilitate growth. A PCM structure is a living system of various cell types, which is designed to emulate the intercellular metabolism of an entire plant, which grows over time, produces, and stores, or excretes, the target chemistries. The growth media is the feedstock of the BioFactory production system and contains the essential inputs to support growth of the PCM structures and necessary chemistry production. The growth media is expected to be reused throughout the production cycle, which may run for an extended time period. To scale production in the BioFactory productions system, the Company expects to move the PCM structures from its current bioreactor into larger capacity bioreactors or groups of bioreactors. Calyxt began running lab-scale bioreactors in early 2021. The Company’s first pilot-scale bioreactor became operational in December 2021 and is scalable up to 200 liters. The pilot stage of development takes a compound developed with the PlantSpring platform through to commercial production. Depending on the compound to be produced, there may be a range of vessel sizes between the initial pilot facility and the commercial production facility. The Company’s current plan is to engage third parties, referred to as infrastructure partners, for at-scale commercial production. Infrastructure partners are likely to be companies with processing assets that can be converted from current production to the Company’s bioreactor-based approach. If an infrastructure partner is used for production, the Company expects to pay a fee for that production. Because of the expected modular nature of the BioFactory production system and the types of high value compounds the Company expects to develop for customers, it is also possible that commercial production could also occur in a customer’s in-house facility. The Company expects to expand the scope of its pilot facilities based on customer demand, and the scope of production could extend, subject to regulatory and other considerations, outside the United States. Because of its production methodology, Calyxt believes the BioFactory has the potential to be one of the most sustainable production systems across industries.

About Calyxt

Calyxt (Nasdaq: CLXT) is a plant-based synthetic biology company. The Company leverages its proprietary PlantSpring™ technology platform to engineer plant metabolism to produce innovative high value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, the Company’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. Calyxt’s diversified offerings are primarily delivered through its proprietary BioFactory™ production system. For more information, visit www.calyxt.com.

PlantSpring, BioFactory, Plant Cell Matrix™, and the Calyxt logo are trademarks of Calyxt, Inc. Any other trademarks belong to their respective owners.

Contacts

Calyxt Media Contact:	Calyxt Investor Relations Contact:
Brennan Burks Calyxt, Inc. (651) 724-5788 brennan.burks@calyxt.com	Kimberly Minarovich/ Cameron Willis Argot Partners (212) 600-1902 investors@calyxt.com

Calyxt Business Development Contact:
Gerry Nuovo Senior Vice President of Business Development (612) 427-7881 contact@calyxt.com

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the Company’s financial results prepared in accordance with GAAP, it has prepared certain non-GAAP measures that include or exclude special items. These non-GAAP measures are not meant to be considered in isolation or as a substitute for financial information presented in accordance with GAAP and should be viewed as supplemental and in addition to the Company’s financial information presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In addition, other companies may report similarly titled measures, but calculate them differently, which reduces their usefulness as a comparative measure. Management utilizes these non-GAAP metrics as performance measures in evaluating and making operational decisions regarding the Company’s business.

The Company’s 2021 non-GAAP financial measures reflect adjustments for certain commodity derivatives entered into in connection with its soybean product line. As a result of the completed wind-down of this product line in late 2021, the Company held no commodity derivative contracts as of September 30, 2022.

The Company presents adjusted net loss, a non-GAAP measure, and defines it as net loss adjusted for (i) unrealized gains and losses associated with commodity derivatives entered into to hedge the change in value of fixed price grain inventories and fixed price grain production agreements that should be recognized in the future when the underlying inventory is sold, (ii) gains and losses from commodity derivatives realized in prior periods but associated with inventory sold in the current period, (iii) net realizable value adjustments to inventories occurring in the period which otherwise would have been recognized in the future when the underlying inventory is sold, and (iv) net realizable value adjustments recognized in prior periods but associated with inventory sold in the current period, and excluding cash-based Section 16 officer transition expenses, the recapture of non-cash stock compensation associated with the departure of Section 16 officers, the gain upon the extinguishment of the Payroll Protection Program (PPP) loan, and non-operating income (expenses). The foregoing adjustments are those necessary to present the underlying gross profit of the Company’s soybean product line for the 2021 periods presented, together with the corresponding adjustments to the extent applicable to the corresponding 2022 periods presented.

The Company provides in the table below a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to adjusted net loss. The Company provides adjusted net loss because it believes that this non-GAAP financial metric provides investors with useful supplemental information in light of the Company’s business model during the periods presented, as the amounts being adjusted affect the period-to-period comparability of net losses and financial performance.

The table below presents a reconciliation of net loss to adjusted net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
In Thousands	2022	2021	2022	2021
Net loss (GAAP measure)	$(5,950)	$(7,307)	$(14,054)	$(22,142)
Non-GAAP adjustments:
Commodity derivative impact, net	—	(2,073)	—	(2,520)
Net realizable value adjustment to inventories	—	(88)	—	(160)
Section 16 officer transition expenses	44	345	276	3,079
Recapture of non-cash stock compensation	—	—	—	(2,540)
Gain upon extinguishment of Payroll Protection Program loan	—	—	—	(1,528)
Non-operating income (expenses)	(300)	(6)	(5,083)	(11)

Adjusted net loss	$(6,206)	$(9,129)	$(18,861)	$(25,822)

The Company presents adjusted net loss per share, a non-GAAP measure, and defines it as net loss per share adjusted for (i) unrealized gains and losses associated with commodity derivatives entered into to hedge the change in value of fixed price grain inventories and fixed price grain production agreements that should be recognized in the future when the underlying inventory is sold, (ii) gains and losses from commodity derivatives realized in prior periods but associated with inventory sold in the current period, (iii) net realizable value adjustments to inventories occurring in the period which otherwise would have been recognized in the future when the underlying inventory is sold, and (iv) net realizable value adjustments recognized in prior periods but associated with inventory sold in the current period, and excluding cash-based Section 16 officer transition expenses, the recapture of non-cash stock compensation associated with the departure of Section 16 officers, the gain upon the extinguishment of the PPP loan, and non-operating income (expenses). The foregoing adjustments are those necessary to present the underlying gross profit of the Company’s soybean product line for the 2021 periods presented, together with the corresponding adjustments to the extent applicable to the corresponding 2022 periods presented.

The Company provides in the table below a reconciliation of net loss per share, which is the most directly comparable GAAP financial measure, to adjusted net loss per share. The Company provides adjusted net loss per share because it believes that this non-GAAP financial metric provides investors with useful supplemental information in light of the Company’s business model during the periods presented, as the amounts being adjusted affect the period-to-period comparability of net losses per share and financial performance.

The table below presents a reconciliation of net loss per share to adjusted net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss per share (GAAP measure)	$(0.13)	$(0.20)	$(0.31)	$(0.60)
Non-GAAP adjustments:
Commodity derivative impact, net	—	(0.06)	—	(0.07)
Net realizable value adjustment to inventories	—	—	—	—
Section 16 officer transition expenses	—	0.02	—	0.09
Recapture of non-cash stock compensation	—	—	—	(0.07)
Gain upon extinguishment of Payroll Protection Program Loan	—	—	—	(0.04)
Non-operating income (expenses)	—	—	(0.11)	—

Adjusted net loss per share	$(0.13)	$(0.24)	$(0.42)	$(0.69)

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” or the negative of these terms and other similar terminology. Forward-looking statements in this report include statements about the Company’s future financial performance, including its liquidity and capital resources, cash runway and its ability to continue as a going concern; its product pipeline and development; its business model and strategies for the development, commercialization and sales of commercial products; commercial demand for its synthetic biology solutions; the development and deployment of its PlantSpring technology platform; the ability to scale production capability for its BioFactory production system; potential development agreements, partnerships, customer relationships, and licensing arrangements and their contribution to its financial results, cash usage, and growth strategies; and anticipated trends in its business. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: any adverse impact of the Company’s cost reduction measures and its pursuit and evaluation of a broad range of strategic alternatives on its relationship with employees and third-parties, including ongoing negotiations with potential customers; whether or not the Company is able to identify and consummate an acceptable strategic alternative pursuant to its ongoing exploration of such transactions; the impact of increased competition, including competition from a broader array of synthetic biology companies; competition for customers, partners, and licensees and the successful execution of development and licensing agreements; disruptions at its key facilities, including disruptions impacting its BioFactory production system; flaws in AIML algorithms, insufficiency of data inputs required by such algorithms, and human error in interacting with AIML; changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”; the impact of adverse events during development, including unsuccessful pilot production of plant-based chemistries or field trials; the impact of improper handling of its product candidates during development; failures by third-party contractors; inaccurate demand forecasting or milestone and royalty payment projections; the effectiveness of commercialization efforts by commercial partners or licensees; disruptions to supply chains, including raw material inputs for its BioFactory; the impact of changes or increases in oversight and regulation; disputes or challenges regarding intellectual property; proliferation and continuous evolution of new technologies; management changes; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan; the severity and duration of the evolving COVID-19 pandemic and the resulting impact on macro-economic conditions; and other important factors discussed in Part I, Item 1A, “Risk Factors” in the Company’s filings with the SEC, included in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022 (its Annual Report) and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by management of the Company are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.

CALYXT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value and Share Amounts)

	September 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$7,031	$13,823
Restricted cash	174	499
Prepaid expenses and other current assets	739	859

Total current assets	7,944	15,181
Non-current restricted cash	—	99
Land, buildings, and equipment	4,859	21,731
Operating lease right-of-use assets	13,736	—
Other non-current assets	163	183

Total assets	$26,702	$37,194

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$435	$1,260
Accrued expenses	380	339
Accrued compensation	2,356	2,522
Due to related parties	138	172
Current portion of financing lease obligations	120	370
Common stock warrants	402	—
Other current liabilities	397	191

Total current liabilities	4,228	4,854
Financing lease obligations	—	17,506
Operating lease obligations	13,550	—
Other non-current liabilities	80	702

Total liabilities	17,858	23,062

Stockholders’ equity:
Common stock, $0.0001 par value; 275,000,000 shares authorized; 46,909,420 shares issued and 46,809,268 shares outstanding as of September 30, 2022, and 38,874,146 shares issued and 38,773,994 shares outstanding as of December 31, 2021	5	4
Additional paid-in capital	219,196	211,263
Common stock in treasury, at cost; 100,152 shares as of September 30, 2022, and December 31, 2021	(1,043)	(1,043)
Accumulated deficit	(209,314)	(196,092)

Total stockholders’ equity	8,844	14,132

Total liabilities and stockholders’ equity	$26,702	$37,194

CALYXT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands Except Shares and Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$42	$7,762	$115	$24,044
Cost of goods sold	—	8,281	—	26,553

Gross profit	42	(519)	115	(2,509)
Operating expenses:
Research and development	3,016	2,579	9,207	8,473
Selling, general, and administrative	3,229	3,859	9,965	11,640

Total operating expenses	6,245	6,438	19,172	20,113

Loss from operations	(6,203)	(6,957)	(19,057)	(22,622)
Gain upon extinguishment of Payroll Protection Program loan	—	—	—	1,528
Interest, net	(47)	(356)	(80)	(1,059)
Non-operating income (expenses)	300	6	5,083	11

Loss before income taxes	(5,950)	(7,307)	(14,054)	(22,142)
Income taxes	—	—	—	—

Net loss	$(5,950)	$(7,307)	$(14,054)	$(22,142)

Basic and diluted net loss per share	$(0.13)	$(0.20)	$(0.31)	$(0.60)

Weighted average shares outstanding – basic and diluted	46,784,445	37,279,703	45,173,455	37,205,655

Anti-dilutive stock options, restricted stock units, performance stock units, and common stock warrants	15,997,260	5,966,488	15,997,260	5,966,488

CALYXT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in Thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(14,054)	$(22,142)
Adjustments to reconcile net loss to net cash used by operating activities:
Gain upon extinguishment of Payroll Protection Program loan	—	(1,528)
Depreciation and amortization	1,158	1,776
Stock-based compensation	2,890	865
Unrealized (gain) loss on mark-to-market of common stock warrants	(5,009)	—
Changes in operating assets and liabilities:
Accounts receivable	—	4,681
Due to/from related parties	(34)	(617)
Inventory	—	(291)
Prepaid expenses and other current assets	297	2,873
Accounts payable	(188)	108
Accrued expenses	41	(1,742)
Accrued compensation	(166)	334
Other	(536)	1,029

Net cash used by operating activities	(15,601)	(14,654)

Investing activities
Proceeds from sales of short-term investments	—	11,698
Purchases of land, buildings, and equipment	(1,509)	(376)

Net cash (used by) provided by investing activities	(1,509)	11,322

Financing activities
Proceeds from the issuance of common stock, and pre-funded warrants	11,209	—
Costs incurred related to the issuance of common stock, pre-funded warrants, and common warrants	(962)	—
Repayments of financing lease obligations	(353)	(271)
Proceeds from the exercise of stock options	—	227

Net cash provided by (used by) financing activities	9,894	(44)

Net (decrease) in cash, cash equivalents, and restricted cash	(7,216)	(3,376)
Cash, cash equivalents, and restricted cash – beginning of period	14,421	18,289

Cash, cash equivalents, and restricted cash – end of period	$7,205	$14,913